EXHIBIT IV



                             SECURITY AGREEMENT

               SECURITY AGREEMENT, dated as of December 19, 1997, made by Complete Wellness Medical Center of _______, Inc., Inc., a Florida corporation (the "Grantor"), in favor of Imprimis
     Investors LLC ("Imprimis") and any subsequent holders (together with Imprimis Investors LLC, the "Investors") of Notes (as defined below).

                            W I T N E S S E T H:

               WHEREAS, Complete Wellness Centers, Inc., a Delaware corporation (the "Parent"), Imprimis and Wexford Spectrum Investors LLC are parties to that certain Investment Agreement, dated as of the date hereof (such agreement, as amended, restated, supplemented or otherwise modified from time to time, being hereafter referred to as the "Investment Agreement");

               WHEREAS, pursuant to the Investment Agreement, Imprimis has agreed to purchase certain debt securities (the "Notes") from the Parent, the proceeds of which shall be used solely (i) to pay the transaction costs and expenses incurred in connection with the sale of the Notes, (ii) to complete the Parent's pending acquisition of the assets of Nutri/System, L.P. (the "Acquisition") through Complete Weight Management, Inc. (the "Subsidiary"), a Delaware corporation, which will hold such assets, (iii) for working capital purposes of the Subsidiary and
     (iv) for general and administrative purposes of the Parent.

               WHEREAS, it is a condition precedent to the effectiveness of the Investment Agreement and Imprimis' purchasing the Notes from the Parent that the Grantor shall have executed and delivered to the Investors a security agreement providing for the grant to the Investors of a security interest in certain property of the Grantor;

               NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce Imprimis to purchase the Notes from the Parent pursuant to the Investment Agreement, the Grantor hereby agrees with Imprimis as follows:

               SECTION 1. Definitions. Reference is hereby made to the Investment Agreement for a statement of the terms thereof. All terms used in this Agreement which are defined in the Investment Agreement or in Article 9 of the Uniform Commercial Code (the "Code") currently in effect in the State of New York, and which are not otherwise defined herein, shall have the same meanings herein as set forth therein.

               SECTION 2. Grant of Security Interest. As collateral security for all of the Obligations (as defined in Section 3 hereof), the Grantor hereby pledges and assigns to the Investors, and grants to the Investors, a continuing security interest in the collateral set forth below (the "Collateral"):

                    (a)  any and all accounts, contract rights,
          chattel paper, instruments, documents, deposit accounts, general intangibles and other obligations of any kind, whether now or hereafter existing and whether now or hereafter acquired, arising out of or in connection with the sale or lease of goods or the rendering of services or otherwise, including, without limitation all rights relating to the performance by or for the Grantors of management, advisory, medical, consulting or other similar services, and
          (ii) all rights now or hereafter existing in and to all insurance policies, including any interest or claim in or under any insurance policy or any issuer of the same or claim to insurance coverage or rights to reimbursement for advisory, medical, consulting or other similar services from any private or governmental entity, rights to workers compensation and personal injury or litigation settlements, credit insurance, guaranties, letters of credit, security agreements, leases and other contracts now or hereafter existing and securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, general intangibles or obligations (including, without limitation, the contracts described in Schedule I hereto) (any and all such accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles and obligations being hereinafter referred to collectively as the "Receivables," and any and all such insurance policies, including any interest or claim in or under any insurance policy or any issuer of the same or claim to insurance coverage or rights to reimbursement for advisory, medical, consulting or other similar services from any private or governmental entity, rights to workers compensation and personal injury or litigation settlements, credit insurance, guaranties, letters of credit, security agreements, leases and other contracts being hereinafter referred to collectively as the "Related Contracts");

                    (b) all cash and noncash proceeds of any and all of the foregoing Collateral.

               SECTION 3.  Security for Obligations. The security
     interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the "Obligations"):

                    (a) the payment by the Parent, as and when due and payable, of all amounts from time to time owing by the Parent to the Investors in respect of the Investment Agreement, the Notes and the other Note Documents, including, without limitation, principal of and interest on the Notes (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to bankruptcy, insolvency or reorganization of the Parent whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such case, proceeding or other action), all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under the Investment Agreement, the Notes and any other Note Document; and

                    (b) the due performance and observance by the Parent and the Grantor of all obligations from time to time existing in respect of the Investment Agreement and all other Note Documents.

               SECTION 4. Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Investors of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) the Investors shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Investors be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

               SECTION 5. Representations and Warranties. The Grantor represents and warrants as follows:

                    (a) There is no pending or threatened action, suit, proceeding or claim before any court or other Governmental Authority or any arbitrator, or any order, judgment or award by any court or other Governmental Authority or arbitrator, that may adversely affect the grants by the Grantor, or the perfection or priority, of the security interest purported to be created hereby in the Collateral, or the exercise by the Investors of any of their rights or remedies hereunder.

                    (b) All taxes, assessments and other governmental charges imposed upon the Grantor or any property of the Grantor (including, without limitation, all federal income and social security taxes on employees' wages) and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or lien resulting from the non-payment thereof and with respect to which adequate reserves in accordance with GAAP, have been established for the payment thereof.

                    (c)  The chief place of business and chief
          executive office of the Grantor, the place where the Grantor keeps its records concerning Receivables, and the all originals of all chattel paper and other documents which constitute Receivables, are located at the addresses specified therefor in Schedule II hereto. None of the Receivables is evidenced by a promissory note or other instrument.

                    (d) The Grantor has delivered to the Investors complete and correct copies of each Related Contract described in Schedule I hereto, including all schedules and exhibits thereto. Each such Related Contract sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby or the rights of the Grantor in respect thereof. Each Related Contract now existing is, and each other Related Contract will be, the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms. No default thereunder by any such party has occurred, nor does any defense, offset, deduction or counterclaim exist thereunder in favor of any such party.

                    (e) The Grantor is and will be at all times the sole and exclusive owner of the Collateral free and clear of any Lien, claim, security interest, charge or other encumbrance of any kind with full authority to sell, transfer and grant a security interest in, each item of Collateral, except for Liens permitted pursuant to the Investment Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except such as may have been filed with respect to the Liens permitted pursuant to the Investment Agreement.

                    (f) The exercise by the Investors of any of their rights and remedies hereunder will not contravene law or any contractual restriction binding on or otherwise affecting the Grantor or any of its properties and will not result in or require the creation of any Lien, claim, security interest, charge or other encumbrance upon or with respect to any of its properties.

                    (g) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body, or any other Person, is required for (i) the grant by the Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral or (ii) the exercise by the Investors of any of the rights and remedies hereunder, except the filing under the Uniform Commercial Code as in effect in the applicable jurisdiction of the financing statements described in Schedule III hereto, all of which financing statements have been or will be duly filed and are or upon filing will be in full force and effect.

                    (h) This Agreement creates valid liens on, and security interests in, the Collateral, in favor of the Investors as security for the Obligations, subject only to the Liens permitted pursuant to the Investment Agreement. The Investors' having possession of all instruments and cash constituting Collateral from time to time, and the filing of the financing statements described in Schedule III hereto result in the perfection of such pledges and security interests. Such security interests are, or in the case of Collateral in which the Grantor obtains rights after the date hereof, will be, perfected, first priority security interests, subject only to (i) the security interests and other encumbrances permitted pursuant to the terms of the Investment Agreement, and (ii) the recording of such instruments of assignment. Such recordings and filings and all other action necessary or desirable to perfect and protect such pledge or security interest have been duly taken, except for the Investors having possession of instruments and cash constituting Collateral after the date hereof and the other filings and recordations described in
          Section 5(g) hereof.

                    (i) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

               SECTION 6. Covenants as to the Collateral. So long as any of the Obligations shall remain outstanding, unless the Investors shall otherwise consent in writing:

                    (a) The Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Investors may request in order (i) to perfect and protect the security interest purported to be created hereby; (ii) to enable the Investors to exercise and enforce their rights and remedies hereunder in respect of the Collateral; or
          (iii) otherwise to effect the purposes of this Agreement, including, without limitation: (A) marking conspicuously each chattel paper included in the Receivables and each Related Contract and, at the request of the Investors, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Investors, indicating that such chattel paper, Related Contract or Collateral is subject to the pledge and security interest created hereby, (B) if any Receivable shall be evidenced by a promissory note or other instrument or chattel paper, delivering and pledging to the Investors hereunder such note, instrument or chattel paper duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Investors, (C) executing and filing such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that the Investors may request in order to perfect and preserve the security interest purported to be created hereby, and (D) furnishing to the Investors from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Investors may reasonably request, all in reasonable detail.

                    (b)  Unless the Grantor shall have given the
          Investors not less than 30 days' prior notice thereof, the Grantor will not change (i) its name, identity or corporate structure in any manner or (ii) the location of its chief executive office.

                    (c)  Transfers and Other Liens.

                         (i)  The Grantor will not sell, assign (by
               operation of law or otherwise), lease, exchange or otherwise transfer or dispose of any of the Collateral except as provided in Section VIII (F) of the Investment Agreement.

                         (ii) The Grantor will not create or suffer to
               exist any Lien, claim, security interest, charge or other encumbrance upon or with respect to any Collateral except for the security interests permitted pursuant to the terms of the Investment Agreement.

                    (d) The Grantor shall permit the Investors, or any agents or representatives of the Investors or such professionals or other Persons as the Investors may designate (i) to examine and inspect the books and records of the Grantor and take copies and extracts therefrom, and
          (ii) to discuss the affairs, finances and accounts of the Grantor, with, and be advised as to the same by, their officers, directors and independent accountants (and, by this subsection (d), the Grantor authorize each such officer, director and independent accountant to discuss the affairs, finances and accounts of the Grantor with such Person), provided that, in the absence of a continuing Event of Default, all such actions described in clauses (i) and
          (ii) above shall be conducted at reasonable times and during normal business hours. In addition, the Grantor shall forward to the Investors copies of any notices or communications received or made by the Grantor with respect to the Collateral, all in such manner as the Investors may reasonably require.

                    (e) The Grantor will (i) keep its chief place of business and chief executive office and all originals of all chattel paper which constitute its Receivables at the location(s) specified therefor in Schedule II hereto, and
          (ii) keep adequate records concerning the Receivables and such chattel paper and permit representatives of the Investors at reasonable times and during normal business hours to inspect and make abstracts from such records and chattel paper in accordance with Section VII (G) of the Investment Agreement.

                    (f) The Grantor will duly perform and observe all of its obligations under each Related Contract and, except as otherwise provided in this subsection (f), continue to collect, at its own expense, all amounts due or to become due under the Receivables. In connection with such collections, the Grantor may (and, at the Investors' direction, will) take such action as the Grantor or the Investors may reasonably deem necessary or advisable to enforce collection or performance of the Receivables; provided, however, that the Investors shall have the right at any time, upon the occurrence and during the continuance of an Event of Default to notify the account debtors or obligors under any such Receivables of the assignment of such Receivables to the Investors and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Grantor thereunder directly to the Investors or its designated agent and, upon such notification and at the expense of the Grantor and to the extent permitted by law, to enforce collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done. After receipt by the Grantor of a notice from the Investors that the Investors have notified or intend to notify the account debtors or obligors under any Receivables as referred to in the proviso to the immediately preceding sentence, then (i) all amounts and proceeds (including instruments) received by the Grantor in respect of any Receivables shall be received in trust for the benefit of the Investors hereunder, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Investors in the same form as so received (with any necessary endorsement) to be applied to the Obligations, and (ii) the Grantor will not adjust, settle or compromise the amount or payment of any Receivable or release in whole or in part any account debtor or obligor thereof or allow any credit or discount thereon. In addition, upon the occurrence and during the continuance of an Event of Default, the Investors shall have the right to notify the United States Postal Service authorities to change the address for delivery of mail addressed to the Grantor at such addresses as the Investors may designate and to do all other acts and things necessary or desirable to effect the purposes of this Agreement.

                    (g)  Upon the occurrence and during the
          continuance of any breach or default under any Related Contract referred to in Schedule I hereto by any party thereto other than the Grantor, the Grantor (i) will, promptly after obtaining knowledge of such breach or default, give the Investors written notice of the nature and duration of such breach or default, specifying what action, if any, it has taken and proposes to take with respect thereto, (ii) will not, without the prior written consent of the Investors, declare or waive any such breach or default or affirmatively consent to the cure thereof or exercise any of its remedies in respect thereof, and (iii) will, upon written instructions from the Investors and at the Grantor's expense, take such action as the Investors may deem necessary or advisable in respect thereof.

                    (h) The Grantor will, at its expense, promptly deliver to the Investors a copy of each notice or other communication received by it by which any other party to any Related Contract referred to in Schedule I hereto purports to exercise any of its rights or affect any of its obligations thereunder, together with a copy of any reply by the Grantor thereto.

                    (i)  The Grantor will not, without the prior
          written consent of the Investors, cancel, terminate, amend or otherwise modify in any respect, or waive any provision of, any Related Contract referred to in Schedule I hereto.

                    (j) If any Receivable includes a charge for any tax payable to any Governmental Authority, the Investors are hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the account of the Grantor and to charge the Grantor therefor. The Grantor shall notify the Investors if any Receivable includes any taxes due to any Governmental Authority and, in the absence of such notice, the Investors shall have the right to retain any proceeds of such Receivable that the Investors receive and shall not be liable for any taxes that may be due from the Grantor by reason of the sale and delivery creating such Receivable.

               SECTION 7.  Additional Provisions Concerning the
     Collateral.

                    (a) The Grantor hereby authorizes the Investors to file, without the signature of the Grantor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral.

                    (b) The Grantor hereby irrevocably appoints the Investors or their designee on behalf of the Investors the Grantor's attorney-in-fact and proxy, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Investors' discretion, to take any action and to execute any instrument which the Investors may deem necessary or advisable to accomplish the purposes of this Agreement including, without limitation, (i) upon the occurrence of an Event of Default, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, and (ii) to receive, endorse, assign and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) above, and (iii) to file any claims or take any action or institute any proceedings which the Investors may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Investors with respect to any Collateral. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission (other than acts or omissions constituting gross negligence or willful misconduct as determined by a final judgment or a court of competent jurisdiction), nor for any error of judgment or mistake of fact or law. This power is coupled with an interest and is irrevocable until all of the Obligations are paid in full and the Investment Agreement is terminated.

                    (c) If the Grantor fails to perform any agreement contained herein, the Investors may themselves perform, or cause performance of, such agreement or obligation, in the name of the Grantor or the Investors, and the expenses of the Investors incurred in connection therewith shall be payable by the Grantor pursuant to Sections 8 and 9.

                    (d)  The powers conferred on the Investors
          hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Investors shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

                    (e)  Anything herein to the contrary
          notwithstanding (i) the Grantor shall remain liable under the Related Contracts and otherwise with respect to any of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Investors of any of their rights hereunder shall not release the Grantor from their obligations under the Related Contracts or otherwise in respect of the Collateral, and
          (iii) the Investors shall not have any obligation or liability by reason of this Agreement under the Related Contracts or with respect to any of the other Collateral, nor shall the Investors be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

               SECTION 8.  Remedies Upon Default. If any Event of
     Default shall have occurred and be continuing:

                    (a) The Investors may exercise in respect of the Collateral, or any part thereof, in addition to other rights and remedies provided for herein, in the Investment Agreement, the Notes or in the Note Documents or otherwise available to it, all of the rights and remedies of a secured party in default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including without limitation transfer into the Investors' names or into the names of their nominee or nominees (to the extent the Investors have not theretofore done so) and thereafter receive, for the benefit of the Investors, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Investors forthwith, assemble all or part of the Collateral as directed by the Investors and make it available to the Investors at a place or places to be designated by the Investors which is reasonably convenient to all parties, and the Investors may enter into and occupy any premises owned or leased by the Grantor where the Collateral of any part thereof is located or assembled for a reasonable period in order to effectuate the Investors' rights and remedies hereunder or under law, without obligation to the Grantor in respect of such occupation, and (iii) without notice, except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Investors' offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Investors may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Investors shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Investors may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Grantor hereby waives any claims against the Investors arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Investors accepts the first offer received and does not offer the Collateral to more than one offeree and waives all rights which the Grantor may have to require that all or any part of the Collateral be marshalled upon any sale (public or private) thereof.

                    (b) Any cash held by the Investors as Collateral and all proceeds received by the Investors in respect of any sale or collection from, or other realization upon, all or any part of the Collateral, after payment from such proceeds of the Investors's out-of-pocket costs and expenses in connection with such sale, including, without limitation reasonable attorneys' fees and expenses, may, in the discretion of the Investors, be held by the Investors as collateral for, and/or then or at any time thereafter applied in whole or in part by the Investors against, all or any part of the Obligations in such manner as the Investors may elect in its sole discretion.

                    (c) Other than the exercise of reasonable care in the custody and preservation of the Collateral, the Investors shall have no duty with respect thereto. the Investors shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Investors in good faith.

                    (d) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Investors is legally entitled, the Grantor shall be liable for the deficiency, together with interest thereon at the Default Rate or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Investors to collect such deficiency.

                    (e) The Investors may employ and maintain in the premises of the Grantor one or more custodians selected by the Investors who shall have full authority to do all acts necessary or desirable to protect the Investors's interests hereunder. The Grantor hereby agree to cooperate with any such custodian and to do whatever the Investors may reasonably request to preserve the Collateral. All costs and expenses incurred by the Investors, by reason of the employment of the custodian, shall be payable the Grantor pursuant to Section 9.

                       SECTION 9.  Indemnity and Expenses.

                    (a) The Grantor agrees to indemnify and hold the Investors, its Affiliates and each officer, director and agent of the Investors or any of its Affiliates (the "Indemnitees") harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, costs or expenses (including, without limitation, reasonable legal fees, costs, expenses and other client charges) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from an Indemnitee's gross negligence or willful misconduct as determined by a final determination of a court of competent jurisdiction.

                    (b)  Without limiting the generality of the
          foregoing, the Grantor will upon demand pay to each Indemnitee (i) the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and other client charges of counsel for such Indemnitee and of any experts and agents (including, without limitation, any Person which may act as agent of such Indemnitee), which such Indemnitee may incur in connection with (A) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, or (B) the custody, preservation, use or operation of the Collateral and (ii) the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and other client charges of counsel for such Indemnitee and of any experts and agents (including, without limitation, any Person which may act as agent of such Indemnitee), which such Indemnitee may incur in connection with (A) the sale of, collection from, or other realization upon, any Collateral, (B) the exercise or enforcement of any of the rights of such Indemnitee hereunder, or (C) the failure by the Grantor to perform or observe any of the provisions hereof.

               SECTION 10. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to the Grantor, to them at the addresses specified in the Investment Agreement; and if to the Investors, to it at its address specified in the Investment Agreement; or as to any such Person at such other address as shall be designated by such Person in a written notice to such other person complying as to delivery with the terms of this Section 11. All such notices and other communications shall be effective (i) if mailed, when received or three Business Days after deposited in the mail, whichever first occurs (ii) if telecopied, when transmitted and a confirmation is received, or
     (iii) if delivered, upon delivery.

               SECTION 11.  Miscellaneous.

                    (a)  No amendment of any provision of this
          Agreement shall be effective unless it is in writing and signed by the Grantor and the Investors, and no waiver of any provision of this Agreement, and no consent to any departure by the Grantor therefrom, shall be effective unless it is in writing and signed by the Investors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                    (b) No failure on the part of the Investors to exercise, and no delay in exercising, any right hereunder or under any other Note Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Investors provided herein and in the other Note Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Investors under any Note Document against any party thereto are not conditional or contingent on any attempt by the Investors to exercise any of its rights under any other Note Document against such party or against any other Person.

                    (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                    (d) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full or release of the Obligations and the termination of the Investment Agreement; and (ii) be binding on the Grantor, their successors and assigns, except that the Grantor may not assign or transfer any of their rights hereunder without the prior written consent of the Investors, and shall inure, together with all rights and remedies of the Investors hereunder, to the benefit of the Investors and its permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, without notice to the Grantor, the Investors may assign or otherwise transfer its rights under this Agreement and any other Note Document, to any other Person pursuant to the terms of the Investment Agreement and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Investors herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to the Investors shall mean the assignee of the Investors. None of the rights or obligations of the Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Investors, and any such assignment or transfer shall be null and void.

                    (e)  Upon the satisfaction in full of the
          Obligations and the termination of the Investment Agreement,
          (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the Grantor and (ii) the Investors will, upon the Grantor's request and at the requesting Grantor's cost and expense, (A) return to the Grantor(s) such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

                    (f)  This Agreement shall be governed by and
          construed in accordance with the law of the State of New York, except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Collateral are governed by the law of a jurisdiction other than the State of New York.

                    (g)  This Agreement supersedes all prior
          understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein.

                    (h) All representations and warranties of the Grantor contained herein or made in connection herewith shall survive the making of and shall not be waived by the execution and delivery of this Agreement, the Investment Agreement, the Notes or any other Note Document, any investigation by the Investors or the purchasing of the Notes. All covenants and agreements of the Grantor contained herein shall continue in full force and effect from and after the date hereof until the indefeasible payment in full of the Obligations.

                    (i)  Section headings in this Agreement are
          included herein for the convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                    (j)  BY ITS EXECUTION AND DELIVERY OF THIS
          AGREEMENT, THE GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, THE INVESTMENT AGREEMENT, THE NOTES OR ANY OTHER NOTE DOCUMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE INVESTORS OR THE GRANTOR IN CONNECTION HEREWITH OR THEREWITH. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE INVESTORS TO ENTER INTO THIS AGREEMENT.


               IN WITNESS WHEREOF, the Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                      COMPLETE WELLNESS MEDICAL CENTER
                                      OF ______________, INC.

                                      By: --------------------------------
                                         Name:
                                         Title:

     Accepted and Agreed:

     IMPRIMIS INVESTORS LLC

     By:____________________________
        Name:
        Title:


                                 Schedule I

                             RELATED CONTRACTS





                                Schedule II

                             ADDRESS OF GRANTOR

     Chief Place of Business,         725 Independence Avenue, S.E.
     Chief Executive Office           Washington, D.C. 20003
     and Location of Records





                                Schedule III

                         UCC-1 FINANCING STATEMENTS